Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-226620) of Sirius International Insurance Group, Ltd. of our report dated August 6, 2018 relating to the consolidated financial statements and financial statement schedules of Sirius International Insurance Group, Ltd., which appears in this Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
September 10, 2018